Exhibit 10.1

AMENDMENT NO. 1
TO THE
PALVELLA THERAPEUTICS, INC.
2024 EQUITY INCENTIVE PLAN

WHEREAS, Palvella Therapeutics, Inc. (the “Company”) maintains the Palvella Therapeutics, Inc. 2024 Equity Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the Company’s stockholders;

WHEREAS, the Board believes that the number of Shares (as defined in the Plan) remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;

WHEREAS, the Board has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Plan to increase the aggregate number of Shares reserved for issuance thereunder by 750,000 shares; and

WHEREAS, Section 11 of the Plan provides that the Board may amend the Plan at any time, subject to certain conditions set forth therein.

NOW, THEREFORE:

1.	Section 3(a) of the Plan is hereby deleted it in its entirety and replaced with the following:

“(a) Shares Subject to the Plan. Subject to adjustment as provided in this Section 3(a), Section 3(d), and in Section 3(e) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is the sum of: (i) 4,090,639 Shares, minus (ii) the number of Shares subject to Prior Plan Awards granted between September 12, 2024 and the Effective Date, plus (iii) up to 115,294 additional Shares subject to Prior Plan Awards to the extent they become available for reissuance pursuant to Section 3(c) hereof. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares.”

2.	Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s stockholders in accordance with applicable laws and regulations.

3.	Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.

DATE APPROVED BY BOARD OF DIRECTORS: APRIL 27, 2026

DATE APPROVED BY STOCKHOLDERS: JUNE 10, 2026